Glen Rose Petroleum Corporation Receives $4,350,000 Funding

To Develop Wardlaw Leases

Katy, Texas, March 5, 2010 -- Glen Rose Petroleum Corporation (NASDAQ CM: GLRP), Katy, Texas, has closed on a funding totaling $4,350,000 from Iroquois Capital Opportunity Fund, LP (“ICO”).  The transaction consists of $3,350,000 in secured convertible notes and warrants and $1,000,000 for the purchase of an undivided 12.5% working interest in the non-producing portions of its leases in the Wardlaw Field in Edwards County, Texas.

Andrew Taylor-Kimmins, President and Chairman of the Company said “The investment led by ICO brings to Glen Rose so much more than just the finance to develop the Wardlaw Field.  ICO provides Glen Rose with a highly sophisticated financial partner with a depth of oil and gas development knowledge and experience.”

Luis Vierma, Partner of ICO and former Vice President of Exploration and Production for Petroleos de Venezuela, S.A. (“PDVSA”) said “The Wardlaw Field and Glen Rose represent a promising investment for ICO, where we can bring into play both our capital and oil and gas expertise to bring this undeveloped and undervalued asset to its full potential.”

The Company has retained Nomad Energy, Inc. and Iromad LLC to advise and support field service and development at the Wardlaw Field with access to state of the art enhanced oil recovery technologies.  Nomad Energy is headed up by Dan Morrison who said “Nomad Energy is dedicated to furthering and developing the science, technologies, and strategies for extracting hydrocarbons from mature and unconventional reserves. Our belief is that the solution for finding the energy needs for tomorrow is rooted as much in the reserves found in the past as it does from flush production to be found in the future. The Wardlaw field project is the first step in this direction. It is an exciting and challenging endeavor whose success will have far reaching impact to other fields and regions.”

Further, the Company has hired Ruben Alba to be its Chief Operating Officer starting March 15, 2010.  Mr. Alba received his Chemical Engineering Degree from New Mexico State University.   His career in the oil and gas industry has spanned over 13 years with Halliburton Energy Services and Superior Well Services.   He holds two patents in unique completion technologies and is adept to the challenges of unconventional reservoirs.   Mr. Alba brings an intelligent, energetic and unique approach to complex reservoir problems involving geochemistry, geomechanics, surface logistics and environmental concerns.  During his career he has successfully managed safe and profitable operations groups.   Mr. Alba has introduced new and novel technologies involving new fluid chemistry as well as completion processes to reservoirs requiring cutting edge technology.   His most recent experience has been the management of technical and laboratory staff in both Halliburton Energy Services and Superior Well Service.

Andrew Taylor-Kimmins said “With the team and the finance now in-place we intend to immediately commence the re-work of up to 57 well bores already drilled on the Wardlaw Field with an initial target of increasing production north of 200 barrels of oil per day.”

As previously announced in January, the Company received a delisting notice from The NASDAQ Stock Market LLC (“NASDAQ”) due to the Company’s non-compliance with NASDAQ’s $1.00 per share bid price requirement. In response, the Company requested a hearing before a NASDAQ Listing Qualifications Panel to appeal the Staff’s delisting determination. On March 4, 2010, the Company advised NASDAQ that it is withdrawing its appeal and request for continued listing. Accordingly, NASDAQ will suspend trading of the Company’s securities effective with the open of business on Monday, March 8, 2010.

Following the suspension of trading on NASDAQ, the Company expects that its common stock will be quoted on the OTC Bulletin Board (the “OTCBB”), which is operated by FINRA. In that regard, the Company has been advised by a market maker that it has filed the necessary application with FINRA to quote the Company’s securities on the OTCBB.  It is expected that the application will be cleared by FINRA so as to facilitate trading on the OTCBB beginning on Monday, March 8, 2010.  In the event, the application is not cleared by FINRA in time for trading on Monday, the Company’s securities will be eligible for quotation and trading on The Pink Sheets.

Andrew Taylor-Kimmins said “while we are excited about the prospects for the business going forward, particularly now that we have completed our financing, our decision to leave NASDAQ is based on our view that, at this stage, the effort to maintain compliance with the NASDAQ listing standards would be an unnecessary distraction for management. We intend to continue to publicly file our periodic reports with the SEC and we will re-evaluate the need for a stock exchange listing as our business develops.”

The Glen Rose Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5339

About Glen Rose Petroleum Corporation

Glen Rose Petroleum Corporation, formerly United Heritage Corporation, was founded in 1981 and is focused on the development of on-shore US oil and gas assets. Glen Rose has four leases covering 10,500 acres in the Wardlaw Field located in Edwards County, TX. The oil is categorized as “medium crude,” the deposits are in the light gravity range of heavy oil at 18-22 API gravity.

www.glenrosepetroleum.com

About Iroquois Capital Opportunity Fund, L.P.

Iroquois Capital Opportunity Fund, L.P. (“ICO Fund”) is a private equity fund focused on investments in the oil and gas industry. ICO Fund invests in low risk oil and gas assets and in technologies that increase production, improve recovery factor and reduce costs to apply these technologies to change the economics of the targeted assets. The fund is managed by a seasoned team that includes former senior national oil company executives, former senior oil service executives, oilfield technology venture capitalists and financiers experienced at structuring investments in the oil and gas industry.

www.icofund.com

About Nomad Energy, Inc.

Nomad Energy, Inc. is an independent oil and gas consultancy, established by a group of highly experienced and innovative oil and gas professionals in Houston, Texas. These professionals developed their knowledge base while working on projects focused on the development of unconventional reserves, difficult hydrocarbons and mature assets for major operators and service companies. They achieved success in these areas as a result of applying unique technological solutions coupled with effective project management. These professionals then aggregated their skill sets to form Nomad Energy, Inc. Nomad applies an extensive understanding of oilfield service capabilities and limitations in order to efficiently execute within a time and cost sensitive environment.

www.nomadenergy.com

About Iromad LLC

Iromad was formed through the convergence of veteran oil and gas professionals, innovative technologists, leading entrepreneurs, and experienced investment professionals. Iromad’s vision is to facilitate the delivery of technologies for the enhanced development of mature assets and unconventional hydrocarbons, providing cutting-edge solutions to issues faced by national oil companies and independent petroleum producers. Iromad focuses on solutions that will increase recoverable reserves, enhance production, and reduce lifting costs. This demands a long-term perspective, breadth and depth of expertise, and solid project management in order to outlast the cyclic nature of oil and gas commodity markets.

About the OTCBB

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Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services and the risks inherent in having limited capital resources. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

Contact:	Glen Rose Petroleum Corporation
Andrew Taylor-Kimmins, President
(832) 437-4026